FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Senior High
Income Fund, Inc. (ARK), Managed Account Series: High
Income Portfolio(BATS-HINC),BlackRock Floating Rate
Income Trust(BGT2),BlackRock Strategic Bond
Trust(BHD),BlackRock Defined Opportunity Credit
Trust(BHL),BlackRock High Yield Trust(BHY),BlackRock
Limited Duration Income Trust(BLW),BlackRock High
Income Fund(BR-HIINC),BlackRock High Yield Bond
Portfolio(BR-HIYLD),BlackRock High Income Portfolio
(Ins - Series)( BVA-HI),BlackRock High Income V.I.
Fund (Ins - Var Ser)( BVA-HY),BlackRock Corporate High
Yield Fund, Inc.(COY),BlackRock Corporate High Yield
Fund III, Inc.(CYE),BlackRock Debt Strategies Fund,
Inc.(DSU),BlackRock Diversified Income Strategies
Fund, Inc.( DVF),BlackRock Floating Rate Income
Strategies Fund, Inc.( FRA),BlackRock Floating Rate
Income Strategies Fund II, Inc.( FRB),BlackRock High
Income Shares(HIS),BlackRock Corporate High Yield Fund
VI, Inc.( HYT),BlackRock Corporate High Yield Fund V,
Inc.( HYV),Master Senior Floating Rate LLC(MF-
SFR),CoreAlpha Bond Master Portfolio(MIP_CORA),MIST
BlackRock High Yield Portfolio(MIST-HY)

2.	Issuer:    CONSOL Energy Inc.

3.	Date of Purchase:  03/25/2010
4.	Underwriter from whom purchased:  RBS Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Banc of
America Securities LLC,PNC Capital Markets LLC, RBS
Securities Inc., Mitsubishi UFJ Securities (USA)
Inc., Wells Fargo Securities LLC ,Scotia Capital
(USA) Inc, U.S. Bancorp Investments, Inc., Santander
Investment Securities Inc., The Huntington
Investment Company

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered: (ARK) $500,000.00 out of
$1,250,000,000, (BATS-HINC) $510,000.00 out of
$1,250,000,000, (BGT2) $900,000.00 out of
$1,250,000,000,(BHD) $555,000.00 out of
$1,250,000,000, (BHL) $250,000.00 out of
$1,250,000,000,(BHY) $255,000.00 out of
$1,250,000,000,(BLW) $1,500,000.00 out of
$1,250,000,000, (BR-HIINC) $6,250,000.00 out of
$1,250,000,000, (BR-HIYLD) $13,750,000.00 out of
$1,250,000,000,(BVA-HI) $300,000.00 out of
$1,250,000,000, (BVA-HY) $725,000.00 out of
$1,250,000,000, (COY) $1,390,000.00 out of
$1,250,000,000, (CYE) $1,510,000.00 out of
$1,250,000,000,(DSU) $1,250,000.00 out of
$1,250,000,000, (DVF)$275,000.00 out of
$1,250,000,000,(FRA)$750,000.00 out of $1,250,000,000,
(FRB)$300,000.00 out of $1,250,000,000,
(HIS)$700,000.00 out of $1,250,000,000,(HYT)
$2,350,000.00 out of $1,250,000,000, (HYV)
$2,225,000.00 out of $1,250,000,000,(MF-SFR)
$1,200,000.00 out of $1,250,000,000,(MIP_CORA)
$1,600,000.00 out of $1,250,000,000, (MIST-HY)
$4,140,000.00 out of $1,250,000,000.
7.
7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $90,000,000 out of
$1,250,000,000

8.	Purchase price (net of fees and expenses):  $100
9.	Date offering commenced (if different from Date of
Purchase):
10.	Offering price at end of first day on which any sales
were made:
11.	Have the following conditions been satisfied:       Yes  or  No

a.	The securities are part of an issue registered
under the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering or part of an issue of government
      securities.                                                YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                        YES

	c.	The underwriting was a firm commitment
		underwriting.                                        YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.           YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).          YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                           YES


Approved by: Mitch Garfin & Miguel Cota   Date:  04-21-10